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                                                                      Exhibit 23




                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-52130, 33-52132, 33-52134, 33-52136, 33-52138, 33-69592,
33-82476, 33-93832, 33-93834, and 333-05337) of CrossComm Corporation of our
report dated January 28, 1997, except for Note 12, as to which the date is March 20, 1997, with respect to the consolidated financial statements and schedule of CrossComm Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                            ERNST & YOUNG LLP



Boston, Massachusetts
March 25, 1997